Exhibit 99.1

Advent Software Achieves Record Revenues of $55.5 Million in Third Quarter

Advent Also Announces Record Term Contract Bookings of $18.3 Million

SAN FRANCISCO – October 24, 2007 – Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the investment management industry, announced today its financial results for the third quarter ended September 30, 2007.

“We are very excited to announce record revenues and record term contract bookings in the third quarter, as well as our most successful client conference to date, where we launched major upgrades to our two flagship portfolio accounting platforms, Advent Portfolio Exchange® and Geneva®,” said Stephanie DiMarco, Founder and Chief Executive Officer.  “Our outstanding results this quarter demonstrate the significant momentum we see across every facet of our business, giving us continued confidence in Advent’s long-term success.”

RESULTS

The Company reported total net revenues of $55.5 million for the third quarter of 2007, up 21% year over year and compared with $45.9 million in the third quarter of 2006.

Total expenses for the third quarter of 2007, including cost of revenues, were $49.8 million, compared with $45.5 million in the third quarter of 2006.

Income from operations for the third quarter of 2007 was $5.8 million, or 10% of revenue, compared with $328,000 in the third quarter of 2006.

Net income for the third quarter of 2007 was $3.3 million, compared with net income of $952,000 for the third quarter of 2006.

Diluted earnings per share in the third quarter of 2007 were $0.12, which compares to diluted earnings per share of $0.03 in the third quarter of 2006.  Cash and cash equivalents totaled $42.8 million as of September 30, 2007, which compares to $60.9 million, including short-term investments, as of September 30, 2006.

Cash flow from operations in the third quarter of 2007 was approximately $12.4 million, compared with $10.4 million in the third quarter of 2006.

THIRD QUARTER HIGHLIGHTS

•                  Record Term Contract Bookings:  Advent achieved record term contract bookings of $18.3 million, with an average term of 3.6 years.  Year-to-date, total term contract bookings are up 44%.

•                  Product Investment and Innovation:  Advent launched major upgrades to its two flagship portfolio accounting platforms, Advent Portfolio Exchange® (APX) and Geneva®.  APX 2.0 includes performance analytics, a powerful new component which takes APX to an even higher level.  Geneva® 7.0 includes a completely updated user experience, enhanced data access and workflow improvements.  Advent is currently preparing for the release of Advent Rules Manager™, the Company’s new trading compliance product.

•                  Customer Momentum:  Advent saw continued momentum in customer wins.  APX added 26 customers and Geneva® added 14.  APX customer signings have increased 68% year-to-date; and since the product was launched in late 2005, APX has signed 146 client contracts globally.  Moxy®, Advent’s trade order management solution, and the industry’s most widely used order management system, has reached nearly 800 customers.

•                  Annual Advent Conference:  Advent had record-setting attendance at its Annual Client Conference held in Las Vegas.  The event, which took place in September, had nearly 1,200 attendees, an increase of almost 30% from 2006.

FINANCIAL GUIDANCE

For the fourth quarter of 2007, Advent issued the following guidance:

•                  Revenues are projected to be in the range of $56 million to $59 million;

•                  Expenses are projected to be in the range of $52 million to $53 million.  Included in the expenses are $4.5 million for stock compensation expense and amortization of developed technology and intangibles.

•                  Diluted weighted average shares outstanding will increase by approximately 2.5% to 3.0% in the fourth quarter over the third quarter level of 27.4 million shares, excluding the impact of any share repurchases.

For the full year 2007, Advent reiterated guidance as follows:

•                  Operating cash flow is projected to be in the range of $54 million to $57 million; and

•                  Effective tax rate projected to be in the range of 30% to 35%.

For 2008, Advent estimated revenue growth of 14% to 17%.

INVESTOR CALL

Advent Software, Inc. will host its Q3 2007 quarterly earnings conference call at 5:00 p.m. Eastern time today.  A Q3 2007 earnings presentation, including highlights and detailed financial information, is currently available on http://investor.advent.com.  To participate via phone, please dial 888-812-3873 and request conference ID #20724805.  A replay will be available through midnight, October 31, 2007, by calling 800-642-1687 and referencing conference ID #20724805.  The conference call will also be web-cast and pod-cast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a multi-national firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in 60 countries use Advent technology and manage investments totaling nearly US $14 trillion.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance and other forward looking statements included in this presentation, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties, and our actual results may differ materially from those discussed here.  These risks and uncertainties include potential fluctuations in results and future growth rates, continued market acceptance of our APX, Geneva and Moxy products, the successful development and market acceptance of new products and product enhancements, continued uncertainties and fluctuations in the financial markets, and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2006 annual report on Form 10-K/A.  The company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, Advent Portfolio Exchange, Geneva and Moxy are registered trademarks and Advent Rules Manager is a mark of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

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ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30	December 31
	2007	2006
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$42,803	$55,068
Accounts receivable, net	40,531	41,336
Deferred taxes, current	7,954	7,950
Prepaid expenses and other	14,358	11,828

Total current assets	105,646	116,182
Property and equipment, net	28,243	27,338
Goodwill	101,183	98,382
Other intangibles, net	6,579	6,294
Deferred taxes, long-term	75,591	75,594
Other assets, net	9,181	15,857

Total assets	$326,423	$339,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,066	$5,083
Accrued liabilities	22,676	22,992
Deferred revenues	94,716	82,118
Income taxes payable	4,482	4,989

Total current liabilities	124,940	115,182
Deferred income taxes	32	225
Deferred revenue, long-term	5,112	3,195
Long-term debt	20,000	—
Other long-term liabilities	15,888	11,418

Total liabilities	165,972	130,020

Stockholders’ equity:
Common stock	259	272
Additional paid-in capital	311,841	309,993
Accumulated deficit	(165,486)	(111,387)
Accumulated other comprehensive income	13,837	10,749

Total stockholders’ equity	160,451	209,627

Total liabilities and stockholders’ equity	$326,423	$339,647

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006

Net revenues:
Term license, maintenance and other recurring	$43,046	$36,084	$122,782	$101,441
Perpetual license fees	6,054	5,061	17,670	19,269
Professional services and other	6,449	4,732	15,452	13,183

Total net revenues	55,549	45,877	155,904	133,893

Cost of revenues (1):
Term license, maintenance and other recurring	9,757	7,915	27,837	24,214
Perpetual license fees	218	181	632	608
Professional services and other	7,662	6,894	19,950	16,967
Amortization of developed technology	332	251	1,018	909

Total cost of revenues	17,969	15,241	49,437	42,698

Gross margin	37,580	30,636	106,467	91,195

Operating expenses (1):
Sales and marketing	13,482	12,115	40,356	36,466
Product development	9,334	8,849	30,006	25,599
General and administrative	8,393	8,262	25,014	23,911
Amortization of other intangibles	463	1,028	1,403	3,027
Restructuring charges	113	54	902	319

Total operating expenses	31,785	30,308	97,681	89,322

Income from operations	5,795	328	8,786	1,873
Interest and other income (expense), net	(138)	656	4,248	3,054

Income before income taxes	5,657	984	13,034	4,927
Provision for (benefit from) income taxes	2,361	32	4,204	(1,030)

Net income	$3,296	$952	$8,830	$5,957

Net income per share:
Basic	$0.13	$0.03	$0.33	$0.20
Diluted	$0.12	$0.03	$0.32	$0.19

Weighted average shares used to compute net income per share:
Basic	25,781	27,937	26,541	29,491
Diluted	27,401	29,448	27,911	30,882

(1) Includes stock-based employee compensation expense as follows:

Cost of term license, maintenance and other recurring revenues	$295	$200	$870	$729
Cost of professional services and other revenues	189	172	546	593
Total cost of revenues	484	372	1,416	1,322

Sales and marketing	998	1,291	3,134	3,676
Product development	749	692	2,386	2,217
General and administrative	988	1,093	3,111	2,882
Total operating expenses	2,735	3,076	8,631	8,775

Total stock-based employee compensation expense	$3,219	$3,448	$10,047	$10,097

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30
	2007	2006
Cash flows from operating activities:
Net income	$8,830	$5,957
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	10,047	10,097
Depreciation and amortization	8,170	10,109
Loss on dispositions of fixed assets	444	138
Provision for doubtful accounts	121	618
Reduction of sales returns	(67)	(1,390)
(Gain) loss on investments	(4,265)	210
Other than temporary loss on private equity investment	585	—
Deferred income taxes	(195)	(706)
Other	54	(91)
Changes in operating assets and liabilities:
Accounts receivable	685	(1,041)
Prepaid and other assets	(3,385)	(1,850)
Accounts payable	(1,017)	1,297
Accrued liabilities	(793)	1,389
Deferred revenues	15,226	8,992
Income taxes payable	3,763	(1,977)

Net cash provided by operating activities	38,203	31,752

Cash flows from investing activities:
Net cash used in acquisitions	(1,022)	—
Purchases of property and equipment	(7,138)	(15,474)
Capitalized software development costs	(2,447)	(800)
Proceeds from sale of private equity investments	11,621	—
Purchases of marketable securities	—	(42,952)
Sales and maturities of marketable securities	24,921	107,420
Change in restricted cash	(372)	(1,256)

Net cash provided by investing activities	25,563	46,938

Cash flows from financing activities:
Proceeds from issuance of common stock	17,937	9,418
Proceeds from common stock issued under the employee stock purchase plan	1,829	1,427
Repurchase of common stock	(91,157)	(127,933)
Proceeds from long-term borrowing	25,000	—
Repayment of long-term borrowing	(5,000)	—

Net cash used in financing activities	(51,391)	(117,088)

Effect of exchange rate changes on cash and cash equivalents	241	85

Net change in cash and cash equivalents	12,616	(38,313)
Cash and cash equivalents at beginning of period	30,187	70,941

Cash and cash equivalents at end of period	$42,803	$32,628